TRANSFER AGENT AGREEMENT

            THIS AGREEMENT is made and entered into on this 5th day of October, 1998, by and between The Simms Funds, a Delaware business trust (the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (the "Agent").

            WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Agent is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

            NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1.    Terms of Appointment; Duties of the Agent

            Subject to the terms and conditions set forth in this Agreement, the Trust hereby employ and appoint the Agent to act as transfer agent and dividend disbursing agent.

            The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

               A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian;

               B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

               C. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Trust's custodian;

               D. Pay monies upon receipt from the Trust's custodian, where relevant in accordance with the instructions of redeeming shareholders;

               E. Process transfers of shares in accordance with the shareowner's instructions;

               F. Process exchanges between series of the Trust and other funds managed by Simms Capital Management, Inc., the Trust's investment adviser;

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               G.   Issue and cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

               H. Prepare and transmit payments for dividends and distributions declared by the Trust;

               I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

               J. Record the issuance of shares of the Trust and maintain, pursuant to Rule 17Ad-10(e) under Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Trust which are authorized, issued and outstanding;

               K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

               L. Mail shareholder reports and prospectuses to current shareholders;

               M. Prepare and file U.S. Treasury Department Form 1099 and other appropriate information required with respect to dividends and distributions for all shareholders;

               N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust; and

               O. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares sold in each state. In addition, the Trust shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Trust for each state. The responsibility of the Agent for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.    Compensation

            The Trust agrees to pay the Agent for performance of the duties listed in this Agreement in accordance with the attached Schedule A; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. If the Trust elects to terminate this Agreement prior to the first anniversary of this Agreement, the Trust agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

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            The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following receipt of the billing notice.

3.    Representations of Agent

            The Agent represents and warrants to the Trust that:

            A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

            B.    It is a registered transfer agent under the Exchange Act.

            C. It is duly qualified to carry on its business in the state of Wisconsin;

            D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

            E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

            F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

            G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.    Representations of the Trust

            The Trust represent and warrant to the Agent that:

            A. The Trust is an open-end diversified investment company under the 1940 Act;

            B. The Trust is a business trust organized, existing, and in good standing under the laws of the State of Delaware;

            C. The Trust is empowered under applicable laws and by its Trust Instrument and bylaws to enter into and perform this Agreement;

            D. All necessary proceedings required by the Trust Instrument have been taken to authorize it to enter into and perform this Agreement;

            E. The Trust will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

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            F.    A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

5.    Covenants of the Trust and Agent

            The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Trust Instrument, bylaws of the Trust, and all amendments.

            The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.

6.    Indemnification; Remedies Upon Breach

            The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board.

            Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Trust or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Trust and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed,

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countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

            In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

            Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

            In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent.

            The Agent shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.    Confidentiality

            The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

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8.    Additional Series

            The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

9.    Records

            The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

10.   Wisconsin Law to Apply

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

11.   Amendment, Assignment, Termination and Notice

            A. This Agreement may be amended by the mutual written consent of the parties.

            B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

            C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

            D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should to be sent to 615 East Michigan Street, Milwaukee, Wisconsin 53202. If to the Trust, such notice should be sent to 55 Railroad Avenue, Greenwich, Connecticut 06830.

            E. In the event that the Trust gives to the Agent its written intention to terminate and appoints a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

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            F.    Should the Trust exercise its right to terminate, all
                  out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.

12.   Year 2000 Compliance

            The Agent represents that it has examined and tested its internal systems which have been developed to support the services outlined herein, and as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the systems' ability to perform the expected functions, or inhibit the Agent's ability to provide the expected services as a result of any business interruptions or other business problems relating to dates or days before, during, and after the year 2000. In connection with the foregoing, the Agent represents that it has made reasonable inquiry of its business partners and other entities with whom it conducts business and has carefully considered the responses of those third-parties.

The Simms Funds                           Firstar Mutual Fund Services, LLC

By: /s/ Arthur O. Poltrack               By: /s/ Joe D. Redwine
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Print: Arthur O. Poltrack                Print: Joe D. Redwine

Title: CFO                               Title: Senior Vice President

Date: October 5, 1998                    Date: October 5, 1998

Attest: /s/ Jeane Baio                   Attest: /s/ Jeffrey T. Rauman
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